Exhibit 99.1

FOR IMMEDIATE RELEASE

GLOBAL BRASS AND COPPER HOLDINGS, INC. ANNOUNCES PRICING OF

SECONDARY PUBLIC OFFERING

Schaumburg, IL., September 25, 2013 Global Brass and Copper Holdings, Inc. (NYSE: BRSS) (the “Company”) today announced the pricing of a secondary public offering in the United States of 5,000,000 shares of its common stock at a price of $16.50 per share. The shares being offered are being sold by the Company’s majority stockholder, which is an affiliate of KPS Capital Partners, LP, and the Company will not receive any of the proceeds of the offering. In addition, the underwriters have the option to purchase from the selling stockholder up to an additional 750,000 shares of common stock, on the same terms and conditions.

Goldman, Sachs & Co., Morgan Stanley, William Blair and KeyBanc Capital Markets are underwriters for the offering, with Goldman, Sachs & Co. and Morgan Stanley acting as representatives for the underwriters. A registration statement relating to these securities has been filed and declared effective with the U.S. Securities and Exchange Commission (“SEC”).

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described above, nor shall there be any sale of such shares of common stock in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The offering of these securities is being made only by means of a prospectus, copies of which may be obtained from the offices of either: Goldman, Sachs & Co., Attention: Prospectus Department, 200 West Street, New York, NY 10282, Telephone: 1-866-471-2526, Facsimile: 1-212-902-9316 or by emailing prospectus-ny@ny.email.gs.com; or Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, New York 10014, Telephone: 1-866-718-1649, or by emailing prospectus@morganstanley.com.

About Global Brass and Copper

The Company is a leading, value-added converter, fabricator, distributor and processor of specialized copper and brass products in North America. It engages in metal melting and casting, rolling, drawing, extruding and stamping to fabricate finished and semi-finished alloy products from processed scrap, copper cathode and other refined metals. The Company’s products include a wide range of sheet, strip, foil, rod, tube and fabricated metal component products that it sells under the Olin Brass, Chase Brass and A.J. Oster brand names. The Company’s products are used in a variety of applications across diversified end markets, including the building and housing, munitions, automotive, transportation, coinage, electronics/electrical components, industrial machinery and equipment and general consumer end markets. It accesses these end markets through direct mill sales, its captive distribution network and third-party distributors.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “projects,” “may,” “would,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “anticipates” or similar expressions that relate to the Company’s strategy, plans or intentions. All statements the Company makes relating to its estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results or to expectations regarding future industry trends are forward-looking statements. In addition, the Company, through its senior management, from time to time makes forward-looking public statements concerning expected future operations and performance and other developments. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may change at any time, and, therefore, the Company’s actual results may differ materially from those that the Company expected. The Company derives many of its forward-looking statements from its operating budgets and forecasts, which are based upon many detailed assumptions. While the Company believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect the Company’s actual results. These factors are discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and elsewhere in the Company’s registration statement on Form S-1 (File Number 333-191100) filed with the SEC and in the Company’s other filings with the SEC. All forward-looking statements contained in this press release are based upon information available to the Company on the date of this press release. In addition, the matters referred to in the forward-looking statements contained in this press release may not in fact occur. Accordingly, investors should not place undue reliance on those statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

CONTACT:	Robert Micchelli
Global Brass and Copper Holdings, Inc.
Chief Financial Officer
(847) 240 – 4700

Ryan Lown
FTI Consulting
(312) 553-6758